EXHIBIT 10.3

TATUM L. MORITA

February __, 2012

Gold Party Payday, Inc.

3189 Pepperhill Road

Lexington, Kentucky 40502

Ladies and Gentlemen:

This letter agreement sets forth the terms and conditions under which Tatum L. Morita agrees to make loans (any such future loans being collectively referred to as the “Loans”) to Gold Party Payday, Inc., a Delaware corporation (the “Company”), of up to an aggregate principal amount of $50,000 to enable the Company to fund its working capital expenditure requirements for one year after the date of the Company’s final prospectus with respect its proposed self-underwritten initial public offering. Unless otherwise agreed in writing at the time of a Loan, each and every Loan shall be deemed made in accordance with and subject to the terms and conditions of this letter agreement.

1.            (a)        As and when a Loan is necessary and required, by written request to Ms. Morita, accompanied by a description of the proposed use(s) of such Loan proceeds, the Company may from time to time (but not later than one year after the date of the Company’s final prospectus with respect to its proposed self-underwritten initial public offering, the “Maturity Date”) request that Ms. Morita make one or more Loans in the amounts specified therein. Subject to Ms. Morita's reasonable review and approval of the written request, Ms. Morita shall disburse the amount of the requested Loan by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, or by check if mutually agreed. Any such Loan shall be evidenced by a non interest-bearing, unsecured promissory note.

(b)       The entire outstanding principal balance of the Loans, together with all accrued interest thereon, shall be paid by the Company to Ms. Morita in cash on or before the Maturity Date, provided the Company has the financial resources to do so, as determined by the Board of Directors of the Company at that time. Thereafter, if not repaid on the Maturity Date, the Loans shall be repaid at the soonest possible time. Any and all Loans may, at any time and from time to time at the option of the Company and upon prior written notice to Ms. Morita stating the principal amount to be prepaid and the date fixed for prepayment, be prepaid in whole or in part, without premium or penalty.

2.            Representations. The Company hereby represents and warrants to Ms. Morita that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) the execution, delivery and performance by the Company of this letter agreement have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the authorized officers of the Company, (c) this letter agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, (d) the execution, delivery and performance by the Company of this letter agreement does not violate, conflict with or constitute a breach of any provision of the Company’s certificate of incorporation or by-laws, or any material agreement to which the Company is a party or by which any of its property or assets is bound, (e) no consent of any other person is required for the Company’s execution, delivery and performance of this letter agreement, and (f) the proceeds of the Loans have been and will be used solely for the purposes stated above.

3.            Miscellaneous. This letter agreement represents the entire agreement and understanding between Ms. Morita and the Company with respect to the subject matter hereof. This letter agreement may not be amended except by an instrument in writing executed by Ms. Morita and the Company. This letter agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to its choice of law rules.

If the foregoing correctly sets forth our agreement, please acknowledge your acceptance of the terms of this letter agreement by signing and returning a copy of this letter agreement to the undersigned.

Very truly yours,

TATUM L. MORITA

Agreed and Accepted as of

this ___ day of February 2012.

GOLD PARTY PAYDAY, INC.

By:
Richard J. Hitt, Secretary

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